Exhibit 99.2
UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK
JUDGE: Burton R. Lifland

CASE NO: 06-10354 (BRL)
CHAPTER 11
DANA CORPORATION, ET. AL. (1)
MONTHLY OPERATING REPORT
PERIOD COVERED: APRIL 1, 2006 — APRIL 30, 2006

DEBTOR’S ADDRESS:	MONTHLY DISBURSEMENTS:
4500 Dorr Street	$414 million
Toledo, OH 43615

DEBTOR’S ATTORNEY:	MONTHLY OPERATING LOSS :
Jones Day	$16 million
222 East 41st Street
New York, NY 10017

REPORT PREPARER:
/s/ Kenneth A. Hiltz	CHIEF FINANCIAL OFFICER

SIGNATURE OF REPORT PREPARER	TITLE

KENNETH A. HILTZ	May 31, 2006

PRINTED NAME OF REPORT PREPARER	DATE
The report preparer, having reviewed the attached report and being familiar with the Debtors’ financial affairs, verified under the penalty of perjury that the information contained therein is complete, accurate and truthful to the best of his knowledge. (2)

(1)	See next page for a listing of Debtors by case number

(2)	All amounts herein are preliminary, unaudited and subject to revision.

In re Dana Corporation, et al.
Case No. 06-10354 (BRL) (Jointly Administered)
Reporting Period: April 1, 2006 — April 30, 2006

Petitioning Entities:	Case Number:
Dana Corporation	06-10354
Dakota New York Corp	06-10351
Brake Systems, Inc.	06-10355
BWDAC, Inc.	06-10357
Coupled Products, Inc.	06-10359
Dana Atlantic, LLC	06-10360
Dana Automotive Aftermarket, Inc.	06-10362
Dana Brazil Holdings I, LLC	06-10363
Dana Brazil Holdings, LLC	06-10364
Dana Information Technology, LLC	06-10365
Dana International Finance, Inc.	06-10366
Dana International Holdings, Inc.	06-10367
Dana Risk Management Services, Inc.	06-10368
Dana Technology, Inc.	06-10369
Dana World Trade Corporation	06-10370
Dandorr L.L.C.	06-10371
Dorr Leasing Corporation	06-10372
DTF Trucking, Inc.	06-10373
Echlin-Ponce, Inc.	06-10374
EFMG, LLC	06-10375
EPE, Inc.	06-10376
ERS, LLC	06-10377
Flight Operations, Inc.	06-10378
Friction, Inc.	06-10379
Friction Materials, Inc.	06-10380
Glacier Vandervell, Inc.	06-10381
Hose & Tubing Products, Inc.	06-10382
Lipe Corporation	06-10383
Long Automotive, LLC	06-10384
Long Cooling, LLC	06-10385
Long USA, LLC	06-10386
Midland Brake, Inc.	06-10387
Prattville Mfg, Inc.	06-10388
Reinz Wisconsin Gasket, LLC	06-10390
Spicer Heavy Axle & Brake, Inc.	06-10391
Spicer Heavy Axle Holdings, Inc.	06-10392
Spicer Outdoor Power Equipment Components	06-10393
Torque-Traction Integration Techonologies, LLC	06-10394
Torque-Traction Manufacturing Techonologies, LLC	06-10395
Torque-Traction Technologies, LLC	06-10396
United Brake Systems, Inc.	06-10397

DANA CORPORATION, ET AL.
MONTHLY OPERATING REPORT
April 2006
INDEX
Case Number: 06-10354 (BRL) (Jointly Administered )

DANA CORPORATION
CONDENSED STATEMENT OF LOSS
WITH DCC ON AN EQUITY BASIS (UNAUDITED)

	Month Ended	March 3, 2006 to
	April 30, 2006	April 30, 2006
	(in millions)
Net sales	$693	$1,519
Costs and expenses
Cost of sales	659	1,428
Selling, general and administrative expenses	35	57
Other income (expense), net	12	24

Income (loss) from operations	11	57
Interest expense (contractual interest of $16 in April and $30 for the two months year-to-date)	7	13
Reorganization items	7	62

Income (loss) before income taxes	(3)	(18)
Income tax (expense) benefit	(8)	(21)
Minority interest	(1)	(1)
Equity in earnings of affiliates	(1)	(8)

Loss from continuing operations	(13)	(48)
Loss from discontinued operations	(3)	(30)

Net loss	$(16)	$(78)

The accompanying notes are an integral part of the financial statements
Case Number: 06-10354 (BRL) (Jointly Administered)

DANA CORPORATION
CONDENSED BALANCE SHEET
WITH DCC ON AN EQUITY BASIS (and UNAUDITED)

April 30, 2006
(in millions)
Assets
Current assets
Cash and cash equivalents	$812
Accounts receivable
Trade	1,354
Other	341
Inventories	704
Assets of discontinued operations	554
Other current assets	166

Total current assets	3,931
Investments and other assets	1,355
Investments in equity affiliates	922
Property, plant and equipment, net	1,674

Total assets	$7,882

Liabilities and Shareholders’ Equity
Current liabilities
Notes payable, including current portion of long-term debt	$34
Accounts payable	978
Liabilities of discontinued operations	238
Other accrued liabilities	686

Total current liabilities	1,936

Liabilities subject to compromise	4,413

Deferred employee benefits and other noncurrent liabilities	232
Long-term debt	15
Debtor-in-possession financing	700
Minority interest in consolidated subsidiaries	87
Shareholders’ equity	499

Total liabilities and shareholders’ equity	$7,882

The accompanying notes are an integral part of the financial statements
Case Number: 06-10354 (BRL) (Jointly Administered)

DANA CORPORATION
CONDENSED STATEMENT OF CASH FLOW
WITH DCC ON AN EQUITY BASIS (and UNAUDITED)

Month Ended
April 30, 2006
(in millions)
Operating activities
Net income (loss)	$(16)
Depreciation and amortization	21
Reorganization items	7
Payment of reorganization items
Working capital	24
Other	(1)

Net cash flows provided by operating activities	35

Investing activities
Purchases of property, plant and equipment	(26)
Proceeds from sale of other assets	1
Other	(18)

Net cash flows used for investing activities	(43)

Financing activities
Net change in short-term debt	5
Other

Net cash flows provided by financing activities	5

Net increase (decrease) in cash and cash equivalents	(3)
Cash and cash equivalents — beginning of period	815

Cash and cash equivalents — end of period	$812

The accompanying notes are an integral part of the financial statements
Case Number: 06-10354 (BRL) (Jointly Administered)

DANA CORPORATION, ET AL.
NOTES TO MONTHLY OPERATING REPORT
Note 1. Background and Organization
General
Dana Corporation (Dana) is a leading supplier of axle, driveshaft, frame, sealing and thermal products. Dana designs and manufactures products for every major vehicle producer in the world and is focused on being an essential partner to its automotive, commercial truck and off-highway vehicle customers.
Reorganization Under Chapter 11 of the Bankruptcy Code
On March 3, 2006 (the Filing Date), Dana and forty of its wholly-owned domestic subsidiaries (collectively, the Debtors) filed voluntary petitions for reorganization under Chapter 11 of the United States Bankruptcy Code (the Bankruptcy Code) in the United States Bankruptcy Court for the Southern District of New York (the Bankruptcy Court). These Chapter 11 cases are being jointly administered under Case Number 06-10354 (BRL) and are collectively referred to herein as the “Bankruptcy Cases.” A listing of the Debtors and their respective case numbers is set forth at the beginning of this Monthly Operating Report. The Debtors are managing their business and properties in the ordinary course as debtors in possession subject to the supervision of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and the orders of the Bankruptcy Court. Neither Dana Credit Corporation (DCC) and its wholly-owned subsidiaries nor any of Dana’s non-U.S. subsidiaries have filed bankruptcy petitions and none of these entities is a Debtor in the Bankruptcy Cases. The Office of the United States Trustee for the Southern District of New York (the U.S. Trustee) has appointed a statutory committee of unsecured creditors in the Bankruptcy Case which, in accordance with the provisions of the Bankruptcy Code, will have the right to be heard on all matters that come before the Bankruptcy Court.
This Monthly Operating Report has been prepared solely for the purpose of complying with the monthly reporting requirements applicable in the Bankruptcy Cases and is in a format acceptable to the U.S. Trustee and to the lenders under the DIP Credit Agreement (discussed below). The financial information contained herein is limited in scope and covers a limited time period. Moreover, such information is preliminary and unaudited, and, as discussed below, is not prepared in accordance with accounting principles generally accepted in the United States (GAAP). Accordingly, this Monthly Operating Report should not be used for investment purposes.
While Dana continues its reorganization under Chapter 11, investments in Dana securities will be highly speculative. Although shares of Dana common stock continue to trade on the Over the Counter Bulletin Board (OTCBB) under the symbol “DCNAQ,” the trading prices of the shares may have little or no relationship to the actual recovery, if any, by the holders under any eventual court-approved reorganization plan. The opportunity for any recovery by holders of Dana common stock under such reorganization plan is uncertain and Dana’s shares may be cancelled without any compensation pursuant to such plan.
Case Number: 06-10354 (BRL) (Jointly Administered )

DANA CORPORATION, ET AL.
NOTES TO MONTHLY OPERATING REPORT
Note 2. Basis of Presentation
Financial Information
The preliminary unaudited financial statements and supplemental information contained herein present the condensed financial information of Dana and its debtor and nondebtor subsidiaries, with DCC accounted for on an equity basis. Accordingly intercompany transactions with DCC have not been eliminated in these financial statements and are reflected as intercompany receivables, loans and payables. This presentation of condensed Dana financial statements with DCC on an equity basis, while consistent in format with the financial information required to be provided to the lenders under the DIP Credit Agreement (discussed below) and acceptable to the U.S. Trustee, does not conform to GAAP, which requires that DCC and its subsidiaries be consolidated along with Dana’s other majority-owned subsidiaries.
For consolidated financial statements for Dana prepared in conformity with GAAP and the notes thereto, see the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 and Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2006, which have been filed with the U.S. Securities and Exchange Commission and are accessible at http//www.dana.com at the Investors link.
The results of operations presented herein include the month of April 2006 and the two months ended April 30, 2006 while the statement of cash flows is for the month of April 2006, only The schedule of “Cash Disbursements by Petitioning Entity” contains further information regarding cash disbursements made by each of the Debtors during the period reported. Disbursements are included only for the post-petition period of April 1, 2006 through and including April 30, 2006.
The financial statements herein with DCC accounted for on an equity basis have been derived from Dana’s internal books and records and do not include all of the adjustments that would typically be made for quarterly financial statements in accordance with GAAP. Furthermore, the monthly information presented herein has not been subjected to the same level of accounting review and testing that Dana applies in the preparation of its quarterly financial information in accordance with GAAP. Accordingly, the financial information herein is subject to change and any such change could be material. Moreover, while the financial information furnished in this Monthly Operating Report includes normal recurring adjustments, it does not include all of the adjustments that would typically be made for quarterly GAAP reporting. In addition, certain information and footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted. The results of operations contained herein are not necessarily indicative of results which may be expected for any other period or the full year and may not reflect Dana’s consolidated results of operations, financial position and cash flows in the future.
Case Number: 06-10354 (BRL) (Jointly Administered)

DANA CORPORATION, ET AL.
NOTES TO MONTHLY OPERATING REPORT
Accounting Requirements
American Institute of Certified Public Accountants Statement of Position 90-7, “Financial Reporting by Entities in Reorganization under the Bankruptcy Code” (SOP 90-7), which is applicable to companies operating under Chapter 11, generally does not change the manner in which financial statements are prepared. However, SOP 90-7 does require that the financial statements for periods subsequent to the filing of the Chapter 11 petition distinguish transactions and events that are directly associated with the reorganization from the ongoing operations of the business. The condensed financial statements contained herein have been prepared in accordance with the guidance in SOP 90-7.
Taxes
Income taxes are accounted for in accordance with SFAS No. 109, “Accounting for Income Taxes.” Current and deferred income tax assets and liabilities are recognized based on events which have occurred and are measured by the enacted tax laws. Based on Dana’s recent history of losses in the U.S. and near-term prospects for continued losses, Dana established a 100% valuation allowance against its U.S. deferred tax assets during the third quarter of 2005. Deferred tax assets resulting from subsequent U.S. losses have been offset by increases in the valuation allowances, effectively eliminating the benefit of those losses.
The Debtors have received Bankruptcy Court approval, to pay pre-petition sales, use, and certain other taxes in the ordinary course of their businesses. The Debtors believe that they have paid all pre-petition and post-petition taxes when due from and after the Filing Date. See the accompanying schedules of “Payroll Taxes Paid“ and “Post-petition Sales, Use and Property Taxes” for information regarding taxes paid. The Debtors believe that all tax returns are being prepared and filed as due, or extended as necessary, and that they are paying all post-petition taxes as they become due or obtaining extensions for the payment thereof.
Contractual Interest Expense
This represents amounts due under the contractual terms of outstanding debt for the period March 3 through April 30, 2006, including debt subject to compromise for which interest expense of $17 ($9 for the month of April, only) is not recognized in the income statement in accordance with SOP 90-7.
Note 3. Debtor-in-Possession Financing (DIP Financing)
DIP Credit Agreement
Dana, as borrower, and the other Debtors, as guarantors, are parties to a Senior Secured Superpriority Debtor-in-Possession Credit Agreement (the DIP Credit Agreement) with Citicorp North America, Inc., Bank of America, N.A. and JPMorgan Chase Bank, N.A. as agents. The DIP Credit Agreement, as amended, was approved by the Bankruptcy Court in March 2006. Dana can borrow up to $750 under the revolving credit facility of the DIP Credit Agreement (of which $400 is available for the issuance of letters of credit) and $700 under the term loan facility, for an aggregate amount of up to $1,450.
Case Number: 06-10354 (BRL) (Jointly Administered)

DANA CORPORATION, ET AL.
NOTES TO MONTHLY OPERATING REPORT
All of the loans and other obligations under the DIP Credit Agreement will be due and payable on the earlier of 24 months after the effective date of the DIP Credit Agreement or the consummation of a plan of reorganization for the Debtors under the Bankruptcy Code.
As of April 30, 2006, Dana had borrowed $700 under the DIP Credit Agreement and used the proceeds (i) to pay off debt obligations outstanding under Dana’s pre-petition five-year bank facility (which had provided Dana with $400 in borrowing capacity) and its pre-petition accounts receivable securitization program (which had provided Dana with up to $275 borrowing capacity to meet periodic demand for short-term financing) and certain other pre-petition obligations, (ii) to pay certain other pre-petition obligations pursuant to authority granted by the Bankruptcy Court, and (iii) to provide for working capital and general corporate expenses.
Interest under the DIP Credit Agreement will accrue, at Dana’s option, either at the London interbank offered rate (LIBOR) plus a per annum margin of 2.25% for both the term loan facility and the revolving credit facility or the prime rate plus a per annum margin of 1.25% for both facilities. Dana will pay a fee for issued and un-drawn letters of credit in an amount per annum equal to the LIBOR margin applicable to the revolving credit facility and a per annum fronting fee of 25 basis points. Dana will also pay a commitment fee of 0.375% per annum for unused committed amounts under the revolving credit facility. The DIP Credit Agreement is guaranteed by substantially all of Dana’s domestic subsidiaries, excluding DCC. As collateral, Dana and each of its guarantor subsidiaries has granted a security interest in and lien on effectively all of its assets, including a pledge of 66% of the equity interests of each material foreign subsidiary owned directly or indirectly by Dana and each guarantor subsidiary.
Note 4. Reorganization Items
SOP 90-7 requires that reorganization items such as professional fees directly related to the process of reorganizing under Chapter 11, and provisions and adjustments to reflect the carrying value of certain pre-petition liabilities at their estimated allowable claim amounts should be reported separately. The Debtors’ reorganization items for the month of April 2006 consisted primarily of professional fees. Pursuant to orders of the Bankruptcy Court, professionals retained by the Debtors, the creditors’ committee and any other official statutory committees that may be appointed in the Bankruptcy Cases are entitled to receive payment for their fees and expenses on a monthly basis, subject to compliance with certain procedures established by orders of the Bankruptcy Court.
Case Number: 06-10354 (BRL) (Jointly Administered)

DANA CORPORATION, ET AL.
NOTES TO MONTHLY OPERATING REPORT
In some cases, the professionals retained by the Debtors in the Bankruptcy Cases are also providing services to the Debtors’ nondebtor subsidiaries and will be paid for such services by the nondebtor subsidiaries. With respect to the Debtors’ foreign nondebtor affiliates, it is anticipated that payments for services to these entities in U.S. dollars will be made in the first instance by the Debtors and reimbursed by the foreign nondebtor subsidiaries through the ordinary course netting process established under the Debtors’ consolidated cash management system. In addition, under the terms of the DIP Credit Agreement, the Debtors are obligated to reimburse the lenders thereunder for the fees and expenses of their professionals.
The Debtors are making and will continue to make the required payments to such professionals, as described above, and believe they are current with regard to such payments.
Note 5. Liabilities Subject to Compromise
As a result of the Chapter 11 filings, the payment of Debtors’ pre-petition indebtedness is subject to compromise (STC) or other treatment under a plan of reorganization. The Debtors have obtained orders from the Bankruptcy Court designed to minimize disruptions of their business operations and to facilitate their reorganization. Such orders authorize the Debtors to pay or otherwise honor certain of their pre-petition obligations, subject to certain restrictions, including employee wages, salaries, certain benefits and other employee obligations; pre-petition claims of foreign vendors and certain suppliers that are critical to the Debtors’ continued operation; and certain customer programs and warranty claims. During the period reported herein, the Debtors paid certain of such pre-petition obligations. The STC amount at April 30, 2006 of $4,413 includes intercompany balances with DCC (comprised primarily of a $288 note payable to DCC), which is not eliminated under this basis of presentation, whereas amounts payable to other non-debtor subsidiaries are eliminated through the consolidation process. Under the Bankruptcy Code, the Debtors have the right to assume or reject executory contracts and unexpired leases, subject to Bankruptcy Court approval and certain other conditions and limitations. In this context, “assuming” an executory contract or unexpired lease generally means that the Debtor will agree to perform its obligations and cure certain existing defaults under the contract or lease and “rejecting” means that the Debtor will be relieved of its obligations to perform further under the contract or lease, which will give rise to an unsecured, pre-petition claim for damages for the breach thereof that will be classified as subject to compromise. In March 2006, the Bankruptcy Court authorized the Debtors to reject certain unexpired leases and subleases.
Pursuant to the Bankruptcy Code, schedules will be filed by each of the Debtors setting forth their assets and liabilities as of the Filing Date. Differences between the amounts recorded by the Debtors and the claims filed by their creditors will be investigated and resolved as part of the proceedings in the Bankruptcy Cases. The schedules have not yet been filed and no bar date has been established for the filing of proofs of claim against the Debtors. Accordingly, the ultimate number and allowed amount of such claims cannot be presently determined.
Case Number: 06-10354 (BRL) (Jointly Administered)

DANA CORPORATION, ET AL.
NOTES TO MONTHLY OPERATING REPORT
SOP 90-7 requires that pre-petition liabilities subject to compromise be reported at the amounts expected to be allowed, even if they may be settled for lesser amounts. The amounts currently classified as liabilities subject to compromise represent Dana’s estimate of known or potential pre-petition claims to be addressed in connection with the Bankruptcy Cases. Such claims remain subject to future adjustments resulting from, among other things, negotiations with creditors, rejection of executory contracts and unexpired leases and orders of the Bankruptcy Court. The terms under which any allowed claims will be satisfied will be established at a later date in the Bankruptcy Cases.
Note 6. Post-petition Accounts Payable
The Debtors believe that all undisputed post-petition accounts payable have been and are being paid under agreed payment terms. Furthermore, the Debtors intend to continue paying all undisputed post-petition obligations as they become due. See the accompanying “Cash Disbursements by Petitioning Entity” for post-petition disbursements in April 2006.
Case Number: 06-10354 (BRL) (Jointly Administered)

In re Dana Corporation, et al.
Case No. 06-10354 (BRL) (Jointly Administered)
Reporting Period: April 1, 2006 — April 30, 2006	(in Thousands)
Cash Disbursements by Petitioning Entity

April, 2006
Petitioning Entities:	Case Number:	Disbursements
Dana Corporation	06-10354	$412,494
Dakota New York Corp	06-10351	—
Brake Systems, Inc.	06-10355	—
BWDAC, Inc.	06-10357	—
Coupled Products, Inc.	06-10359	—
Dana Atlantic, LLC	06-10360	397
Dana Automotive Aftermarket, Inc.	06-10362	—
Dana Brazil Holdings I, LLC	06-10363	—
Dana Brazil Holdings, LLC	06-10364	—
Dana Information Technology, LLC	06-10365	—
Dana International Finance, Inc.	06-10366	—
Dana International Holdings, Inc.	06-10367	—
Dana Risk Management Services, Inc.	06-10368	4
Dana Technology, Inc.	06-10369	—
Dana World Trade Corporation	06-10370	—
Dandorr L.L.C.	06-10371	—
Dorr Leasing Corporation	06-10372	—
DTF Trucking, Inc.	06-10373	—
Echlin-Ponce, Inc.	06-10374	—
EFMG, LLC	06-10375	—
EPE, Inc.	06-10376	—
ERS, LLC	06-10377	—
Flight Operations, Inc.	06-10378	—
Friction, Inc.	06-10379	—
Friction Materials, Inc.	06-10380	—
Glacier Vandervell, Inc.	06-10381	429
Hose & Tubing Products, Inc.	06-10382	—
Lipe Corporation	06-10383	—
Long Automotive, LLC	06-10384	—
Long Cooling, LLC	06-10385	—
Long USA, LLC	06-10386	—
Midland Brake, Inc.	06-10387	—
Prattville Mfg, Inc.	06-10388	—
Reinz Wisconsin Gasket, LLC	06-10390	—
Spicer Heavy Axle & Brake, Inc.	06-10391	—
Spicer Heavy Axle Holdings, Inc.	06-10392	—
Spicer Outdoor Power Equipment Components	06-10393	—
Torque-Traction Integration Techonologies, LLC	06-10394	2
Torque-Traction Manufacturing Techonologies, LLC	06-10395	585
Torque-Traction Technologies, LLC	06-10396	—
United Brake Systems, Inc.	06-10397	—

Total Cash Disbursements		$413,911	(a)

(a)	Total disbursements may include certain payments made by the Debtors on behalf of Dana's non-debtor subsidiaries pursuant to their cash management order. Excluding such disbursements, the Debtors’ disbursements are well in excess of $300 million. Disbursements reported represent actual cash disbursed during the period.

In re Dana Corporation, et al.
Case No. 06-10354 (BRL) (Jointly Administered)
Reporting Period: April 1, 2006 — April 30, 2006
Schedule of Payroll Taxes Paid
(in thousands)

FEDERAL				TOTALS
	Liabilities Incurred or Withheld
FIT	FICA-ER	FICA-EE	FUTA
$7,971	$4,938	$4,937		$17,846

FEDERAL
	Deposits	Paid
FIT	FICA-ER	FICA-EE	FUTA
(7,971)	(4,938)	(4,937)		(17,846)

STATE				TOTALS
	Liabilities Incurred or Withheld
SIT	SUI-ER	SUI-EE	SDI-EE
2,324	-	-	-	2,324

STATE
Deposits Paid
SIT	SUI-ER	SUI-EE	SDI-EE
(2,251)				(2,251)

LOCAL				TOTALS
Liabilities Incurred or Withheld
CIT
463				463

LOCAL
Deposits Paid
CIT
(263)				(263)

In re Dana Corporation, et al.
Case No. 06-10354 (BRL) (Jointly Administered)
Reporting Period: April 1, 2006 — April 30, 2006
Postpetition Sales, Use and Property Taxes Paid	(in thousands)

Tax Authority	State	Type of Tax	Taxes Paid
Arkansas Secretary of State	AR	Annual Report	1
Arkansas Secretary of State	AR	Sales/use	38
Bartholomew County	IN	Personal Property	—
Boone County	KY	Franchise	—
Borough of Pottstown	PA	Property	2
California Franchise Tax Board	CA	Franchise	14
Christian County	KY	Personal Property	—
City of Stockton	CA	Business License	11
Florida Department of Revenue	FL	Sales/use	12
Hendricks County Treasurer	IN	Property	58
Illiniois Dept. of Revenue	IL	Sales/use	1
Indiana Dept of Revenue	IN	Sales/use	18
Iowa Dept of Revenue	IA	Sales/use	8
Kansas Dept of Revenue	KS	Motor Carrier	—
Kansas Franchise Tax	KS	Franchise	—
Kansas Secretary of State	KS	Annual Report	—
Kentucky Dept of Revenue	KY	Sales/use	133
King County Treasury	WA	Property	4
Michigan Dept of Treasury	MI	Sales/use	65
Michigan Dept of Treasury	Mi	Single Business	40
Missouri Dept of Revenue	MO	Sales/use	17
Missouri Secretary of State	MO	Annual Report	—
Ohio State Treasurer	OH	Sales/use	88
PA Dept of Revenue	PA	Sales/use	1
Pottstown Tax Collection	PA	Property	22
SC Department of Revenue	SC	Sales/Use	1
State of New Jersey	NJ	Franchise	1
Tennessee Secretary of State	TN	Sales/use	8
Town of Collierville	TN	Business Licence	—
Wa State Dept of Revenue	WA	Business & Occupation	7
Whitley County Treasurer	IN	Property	10
Wisconsin Dept of Revenue	WI	Sales/use	—

TOTAL			560

The Debtors believe that a portion of these disbursements included payments for unpaid taxes incurred for prepetition periods which the Debtors have the authority to pay under their first day orders